EXHIBIT 4.16


                               GUARANTEE AGREEMENT


                                     Between


                             Harleysville Group Inc.
                                 (as Guarantor)


                                       And


                            Wilmington Trust Company
                             (as Guarantee Trustee)


                          dated as of ________________


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                                Table of Contents
                                                                                                               Page

                                    ARTICLE 1



                                   DEFINITIONS

   SECTION 1.1             Definitions............................................................................2

                                    ARTICLE 2

                               TRUST INDENTURE ACT

   SECTION 2.1             Trust Indenture Act; Application.......................................................4
   SECTION 2.2             List of Holders........................................................................5
   SECTION 2.3             Reports by the Guarantee Trustee.......................................................5
   SECTION 2.4             Periodic Reports to Guarantee Trustee..................................................5
   SECTION 2.5             Evidence of Compliance with Conditions Precedent.......................................5
   SECTION 2.6             Events of Default; Waiver..............................................................5
   SECTION 2.7             Event of Default; Notice...............................................................6
   SECTION 2.8             Conflicting Interests..................................................................6

                                    ARTICLE 3

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

   SECTION 3.1             Powers and Duties of the Guarantee Trustee.............................................6
   SECTION 3.2             Certain Rights of Guarantee Trustee....................................................7
   SECTION 3.3             Not Responsible for Recitals or Issuance of Guarantee..................................9

                                    ARTICLE 4

                                GUARANTEE TRUSTEE

   SECTION 4.1             Guarantee Trustee; Eligibility.........................................................9
   SECTION 4.2             Appointment, Removal and Resignation of the Guarantee Trustee.........................10
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                                    ARTICLE 5

                                    GUARANTEE

   SECTION 5.1             Guarantee.............................................................................11
   SECTION 5.2             Waiver of Notice and Demand...........................................................11
   SECTION 5.3             Obligations Not Affected..............................................................11
   SECTION 5.4             Rights of Holders.....................................................................12
   SECTION 5.5             Guarantee of Payment..................................................................12
   SECTION 5.6             Subrogation...........................................................................13
   SECTION 5.7             Independent Obligations...............................................................13

                                    ARTICLE 6

                     LIMITATIONS OF TRANSACTIONS AND RANKING

   SECTION 6.1             Limitations of Tranactions............................................................13
   SECTION 6.2             Ranking...............................................................................14

                                    ARTICLE 7

                                   TERMINATION

   SECTION 7.1             Termination...........................................................................14

                                    ARTICLE 8


                                 INDEMNIFICATION

   SECTION 8.1             Exculpation...........................................................................14
   SECTION 8.2             Indemnification.......................................................................15

                                    ARTICLE 9

                                  MISCELLANEOUS

   SECTION 9.1             Successors and Assigns................................................................15
   SECTION 9.2             Amendments............................................................................16
   SECTION 9.3             Notices...............................................................................16
   SECTION 9.4             Benefit...............................................................................17
   SECTION 9.5             Interpretation........................................................................17
   SECTION 9.6             Governing Law.........................................................................17
   SECTION 9.7             Counterparts..........................................................................17


                               GUARANTEE AGREEMENT


         This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of ___________, is executed and delivered by Harleysville Group Inc., a Delaware corporation (the "Guarantor"), and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Harleysville Group Capital Trust __, a Delaware statutory trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of _____________ among the Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing ____ of its ____% Preferred Securities, (liquidation preference $___ per preferred security) (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

         [WHEREAS, pursuant to the Trust Agreement, the Trust and the Guarantor, as Depositor, have granted an Over-Allotment Option (as defined in the Trust Agreement) to certain underwriters or initial purchasers, as the case may be, and such Over-Allotment Option may be exercised on or within [30] days after the initial Closing Date (as defined in the Trust Agreement) such that an additional $_____ aggregate liquidation amount of Preferred Securities (the "Option Preferred Securities") and an additional $_____ aggregate liquidation amount of common securities (together with the Common Securities, the Preferred Securities and the Option Preferred Securities, the "Securities") may be issued and sold pursuant to the Trust Agreement on such initial or second Closing Date, as the case may be; PROVIDED that if the Over-Allotment Option is not exercised by the underwriters or the initial purchasers, as the case may be, then the defined term the "Securities" shall mean only the Common Securities and the Preferred Securities;]

         WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined below), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with Wilmington Trust Company, as Property Trustee under the Trust Agreement, as trust assets;

         WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1  Definitions.

         As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized by law, regulation or executive order to remain closed.

         "Common Securities" means the securities representing common beneficial interests in the assets of the Issuer.

         "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities, to the extent the Issuer shall have funds on hand available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Preferred Securities called for redemption by the Issuer to the extent the Issuer shall have funds on hand available therefor, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless the Preferred Securities are redeemed or Debentures are distributed to the Holders, the lesser of (a) the aggregate of the liquidation preference of $[ ] per Preferred Security plus all accrued and unpaid Distributions on the Preferred Securities to the date of payment to the extent the Issuer shall have funds on hand legally and immediately available to make such payment and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

         "Guarantee Trustee" means Wilmington Trust Company until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

         "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

         "Indemnified Person" means the Guarantee Trustee, or any Affiliate, officer, director, shareholder, member, partner, employee, representative, nominee, custodian or agent thereof.

         "Indenture" means the Subordinated Indenture dated as of ____________, between the Guarantor and J.P. Morgan Trust Company, National Association, as Trustee, as supplemented or amended from time to time.

         "List of Holders" has the meaning specified in Section 2.2(a).

         "Majority in liquidation preference of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the liquidation preference of all then outstanding Preferred Securities issued by the Issuer.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

             (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

             (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

             (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Senior Trust Officer, Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Trustee Administration of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Senior Debt" has the same meaning given to that term in the Indenture.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                    ARTICLE 2

                               TRUST INDENTURE ACT

         SECTION 2.1  Trust Indenture Act; Application.

             (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

             (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.2  List of Holders.

             (a) The Guarantee Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders ("List of Holders") and shall otherwise comply with
Section 312(a) of the Trust Indenture Act. If the Guarantee Trustee is not the registrar, the Guarantor shall furnish to the Guarantee Trustee at least seven Business Days before each Interest Payment Date (as such term is defined in the Indenture) and at such other times as the Guarantee Trustee may request in writing a List of Holders as of such date as the Guarantee Trustee may reasonably require, in each case to the extent such information is not identical to a previously supplied List of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it upon receipt of a new List of Holders.

             (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         SECTION 2.3  Reports by the Guarantee Trustee.

         On or before ___ of each year, commencing ___________ the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

         SECTION 2.4  Periodic Reports to Guarantee Trustee.

         The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.5 Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

         SECTION 2.6  Events of Default; Waiver.

         The Holders of a Majority in liquidation preference of the Preferred Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

         SECTION 2.7  Event of Default; Notice.

(e) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit to the Holders, notices of all Events of Default actually known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

(f) The Guarantee Trustee shall only be deemed to have knowledge of any Event of Default if the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained actual notice, of such Event of Default.

         SECTION 2.8  Conflicting Interests.

         The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                    ARTICLE 3
               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         SECTION 3.1 Powers and Duties of the Guarantee Trustee.

             (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(v) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

             (b) If an Event of Default of which the Guarantee Trustee has knowledge as provided in Section 2.7(b) has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

             (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which the Guarantee Trustee has knowledge as provided in Section 2.7(b), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

             (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee
Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                    (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation preference of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 3.2  Certain Rights of Guarantee Trustee.

             (a) Subject to the provisions of Section 3.1:

                (i) the Guarantee Trustee conclusively may rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein;

                (iii) whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor;

                (iv) the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof);

                (v) the Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion; such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees; the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                (vi) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trust's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement;

                (vii) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                (viii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

                (ix) any action by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee or its agent taking such action.

                (x) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in liquidation preference of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

             (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power or authority.

         SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee.

         The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.

                                    ARTICLE 4
                                GUARANTEE TRUSTEE

         SECTION 4.1  Guarantee Trustee; Eligibility.

             (a) There shall at all times be a Guarantee Trustee which shall:

                (i) not be an Affiliate of the Guarantor; and

                (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territory or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii) and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

             (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

             (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2 Appointment, Removal and Resignation of the Guarantee Trustee.

             (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor (except during an Event of Default, in which case the Guarantee Trustee may only be removed by a Majority in liquidation preference of the Preferred Securities).

             (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

             (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee, whereupon the resigning Guarantee Trustee shall be released and discharged of the trusts and other duties imposed on such trustee in connection herewith.

             (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of resignation or removal, the resigning or removed Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

             (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

             (f) Upon termination of this Guarantee Agreement or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts accrued and owing to such Guarantee Trustee to the date of such termination, removal or resignation.

                                    ARTICLE 5
                                    GUARANTEE

         SECTION 5.1  Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer or upon distribution of Debentures to Holders in exchange for all of the Preferred Securities as provided in the Trust Agreement), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 5.2  Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3  Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

             (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

             (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures as so provided in the Indenture);

             (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

             (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

             (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

             (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

             (g) to the extent permitted by law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4  Rights of Holders.

         The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce the Holder's rights under this Guarantee Agreement, without first instituting a legal proceeding against, or requesting or directing that action be taken by, the Guarantee Trustee, the Issuer or any other Person; (v) if the Guarantee Trustee fails to enforce its rights under this Guarantee Agreement, any Holder may directly institute a legal proceeding against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity; and (vi) the Holders have those rights set forth in Section 316(b) of the Trust Indenture Act.

         SECTION 5.5  Guarantee of Payment.

         This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer or upon distribution of Debentures to Holders in exchange for all of the Preferred Securities as provided in the Trust Agreement).

         SECTION 5.6  Subrogation.

         The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7  Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.

                                    ARTICLE 6
                     LIMITATION OF TRANSACTIONS AND RANKING


         SECTION 6.1  Limitation of Transactions.

         So long as any Preferred Securities remain outstanding, if (a) there shall have occurred an Event of Default hereunder, (b) there shall have occurred an Event of Default (as defined under the Indenture) or (c) the Guarantor has exercised its option to defer interest payments on the Debentures by extending the interest payment period as provided in the Indenture or any supplemental indenture to the Indenture, and such period or extension thereof shall be continuing, then (i) the Guarantor shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, other than (A) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Guarantor's common stock; (B) any declaration of a dividend in connection with any stockholders' rights plan that we may adopt, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (C) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock or (D) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (E) purchases or acquisitions of shares of Guarantor's common stock in connection with the satisfaction by the Guarantor of its obligations under any benefit plans for the Guarantor's directors, officers or employees or any other contractual obligation of the Guarantor (other than a contractual obligation ranking equally with or junior to the Debentures), (ii) the Guarantor shall not make any payment of interests, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor that rank equally with or junior to the Debentures and (iii) the Guarantor shall not make any guarantee payments with respect to any guarantee by the Guarantor of any securities of any of its subsidiaries if such guarantee ranks junior to the Debentures in right of payment.

         SECTION 6.2  Ranking.

         This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures, except those obligations or liabilities made equal or subordinate by their terms, (ii) equally with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                    ARTICLE 7
                                   TERMINATION

         SECTION 7.1  Termination.

         This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement.

                                    ARTICLE 8
                                 INDEMNIFICATION

         SECTION 8.1 Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Holder or beneficial owner of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Holders might properly be paid.

SECTION 8.2 Indemnification.

                  (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) To the fullest extent permitted by applicable law, reasonable expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

                  (c) The  obligation  to indemnify as set forth in this Section
8.2 shall survive the termination of the this Guarantee Agreement.

                  (d) The Guarantor agrees to pay to the Guarantee Trustee compensation for its services as shall be mutually agreed upon by the Guarantor and the Guarantee Trustee. The Guarantor shall reimburse the Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Guarantee Trustee's agents and counsel, except any expense as may be attributable to the negligence of the Guarantee Trustee.

                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.1  Successors and Assigns.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger, conveyance, transfer or sale or lease involving the Guarantor that is permitted under the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

         SECTION 9.2  Amendments.

         Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in liquidation preference of the Preferred Securities. The provisions of Article 6 of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval. No amendment hereof that affects materially and adversely the Guarantee Trustee's rights, duties or immunities hereunder shall be effective unless such amendment is executed by the Guarantee Trustee in its reasonable discretion.

         SECTION 9.3  Notices.

         Any notice, request or other communication required or permitted to be given to the Guarantor, Issuer or Guarantee Trustee hereunder shall be in writing, duly signed by the party giving such notice, and delivered in person, telecopied, mailed by first class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Guarantee Trustee and Holders:

                           Harleysville Group Inc.
                           355 Maple Avenue
                           Harleysville, PA  19438-2297
                           Facsimile No.: (215) 256-5601
                           Attention:  General Counsel

                  (b) if given to the Issuer, in care of the Guarantee Trustee, to the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice of to the Holders:

                           Harleysville Group Capital Trust __
                           c/o Harleysville Group Inc.
                           355 Maple Avenue
                           Harleysville, PA  19438-2297
                           Facsimile No.: (215) 256-5601
                           Attention:  General Counsel

                  (c) if given to the Guarantee Trustee, to the Guarantee Trustee's address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders:

                           Wilmington Trust Company
                           1100 North Market Street
                           Wilmington, DE   19890

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged or confirmed, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail or by overnight carrier guaranteeing next day delivery to the address set forth on the books and records of the Issuer and shall be deemed to have been duly given: five Business Days after being deposited in the mail, postage prepaid, if mailed; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

         If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         SECTION 9.4  Benefit.

         This Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

         SECTION 9.5  Interpretation.

         In this Guarantee Agreement, unless the context otherwise requires:

                  (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

                  (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                  (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                  (f) a reference to the singular includes the plural and vice versa; and

                  (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         SECTION 9.6  GOVERNING LAW.
                      -------------

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SECTION 9.7  Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                            Harleysville Group Inc.,
                            as Guarantor


                            By:
                               ---------------------------------------------
                               Name:
                               Title:



                            Wilmington Trust Company, as Guarantee
                            Trustee



                            By:
                               ---------------------------------------------
                               Name:
                               Title:

CROSS-REFERENCE TABLE*



         Section of                                                   Section of
         Trust Indenture Act                                           Guarantee
         of 1939, as amended                                           Agreement
         -------------------                                           ---------
         310(a).........................................      4.1(a)
         310(b).........................................      2.8, 4.1(c)
         310(c).........................................      Inapplicable
         311(a).........................................       2.2(b)
         311(b).........................................      2.2(b)
         311(c).........................................      Inapplicable
         312(a).........................................      2.2(a)
         312(b).........................................      2.2(b)
         313............................................      2.3
         314(a).........................................      2.4
         314(b).........................................      Inapplicable
         314(c).........................................      2.5
         314(d).........................................      Inapplicable
         314(e).........................................      1.1, 2.5, 3.2
         314(f).........................................      2.1, 3.2
         315(a).........................................      3.1(d)
         315(b).........................................      2.7
         315(c).........................................      3.1
         315(d).........................................      3.1(d)
         315(e).........................................      Inapplicable
         316(a).........................................      1.1, 2.6, 5.4(iii)
         316(b).........................................      5.4
         316(c).........................................      Inapplicable
         317(a).........................................      5.4
         317(b).........................................      Inapplicable
         318(a).........................................      2.1(b)
         318(b).........................................      2.1
         318(c).........................................      2.1(a)

--------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.